Exhibit 32.1

Certification Under Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-QSB for the period ended June 30, 2008 (the “Report”) by NuRx Pharmaceuticals, Inc. (“Registrant”), each of the undersigned hereby certifies that, to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Date: August 11, 2008	/s/ Harin Padma-Nathan
Harin Padma-Nathan, Chief Executive Officer
(Principal Executive Officer)

/s/ Steven Gershick
Steven Gershick, Chief Financial Officer
(Principal Accounting Officer)